SEPARATION AGREEMENT RECITALS This Separation Agreement (“Agreement”) is made by and between Brent Bowman (“Employee”) and Veeva Systems Inc. (the “Company”) (Employee and the Company are collectively referred to as the “Parties”): COVENANTS Deadline to Accept Terms of This Agreement. Employee understands that Employee will not receive the benefits set forth in this Agreement unless Employee delivers a fully executed copy of this Agreement to Josh Faddis on or before 21 days from Separation Date. Separation Date. The effective date of Employee’s Separation of employment from the Company is May 1, 2024 (“Separation Date”). Termination Date. The effective date of Employee’s termination of employment from the Company is July 1, 2024 (“Termination Date”). Transition Period. Employee understands and acknowledges that their last day working is the Separation Date and that between the Separation Date and the Termination Date the Employee shall perform no work or take any action on behalf of the Company unless specifically requested by the Company. Consideration for Release of Claims. In consideration for the execution by Employee of this document that includes a general release, the Company agrees to the following: Continuation of Pay During Transition. To continue to pay Employee during the Transition Period as though they were continuing to provide services. Employee’s pay and benefit level and vesting of equity, if any, shall remain unchanged during this Transition Period. Other Payments and Benefits. Company further agrees to make the following payments and provide the following benefits to Employee: Salary and Bonus. Company shall pay all accrued base salary and a cash bonus of $225,000 through the Termination Date. Benefits. Coverage will continue until July 30, 2024. Employee shall then have the right to convert Employee’s health insurance benefits to individual coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) following the last date of Employee’s employment with Veeva. Employee agrees to complete and return Employee’s COBRA application to Veeva’s human resource department during the time period provided by law.

Equity Grants. Any and all stock vesting ends immediately upon Employee’s Termination Date. 9/16th of the special equity grant from April 6, 2022, consisting of 5,625 RSUs and 11,250 options, will vest on the Termination Date, assuming Employee’s continued service through the Termination Date. For the avoidance of doubt, all stock, in whatever form, that is scheduled to vest on or before the Termination Date, will vest pursuant to the 2013 Equity Incentive Plan and grant agreement(s). Stock options will be exercisable pursuant to the 2013 Equity Incentive Plan and option grant agreement. Tax Indemnification. Employee acknowledges and agrees that the Company has made no representations or warranties regarding the tax consequences of any amounts paid by the Company to Employee pursuant to this Agreement. Employee agrees to pay all federal or state taxes owed by Employee, if any, which are required by law to be paid with respect to the payments herein. Employee further agrees to indemnify and hold the Company harmless from any taxes owed by Employee, including interest or penalties owed by Employee, on account of this Agreement. Employee further agrees to reimburse Company for any attorney’s fees and costs incurred by Company as a result of having to obtain indemnification under this Agreement. Payment of Salary and Benefits. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, commissions, accrued vacations, expenses and any and all other benefits due to Employee once the above noted payments and benefits are received. Equipment. Employee agrees to return computers in Employee’s possession with their associated equipment, docking station, carry bags and any and all peripherals, to the designated Company representative as soon as is feasible. Mutual Release of Claims. The Parties agree that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. The Parties mutually agree and each hereby fully and forever releases the other from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement. Employee enters into foregoing release on behalf of himself and his respective heirs, family members, executors, and assigns and with respect to Company and its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns. Company enters into foregoing release on behalf of its officers, directors, employees, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns and with respect to Employee and his respective heirs, family members, executors, and assigns. The foregoing release includes, without limitation: - any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

- any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; - any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion; - any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (except for vested benefits), The Worker Adjustment and Retraining Notification Act, Family Medical Leave Act; - any and all claims for violation of the federal, or any state, constitution; - any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; - any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and - any and all claims for attorneys’ fees and costs. The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. The Parties acknowledge and agree that any breach of any provision of this Agreement shall constitute a material breach of this Agreement and shall entitle the non-breaching Party to recover reasonable damages as may be proved by that Party in a Court of competent jurisdiction. This release does not extend to any obligations incurred under this Agreement, nor does it extend to any claims that cannot be released as a matter of law, including claims under Labor Code § 2802. 1542 Waiver. The Employee releases all claims against the Company, including those of which they are unaware. The Employee expressly waives their rights under California Civil Code § 1542, which states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: - Employee should consult with an attorney prior to executing this Agreement; - For purposes of the waiver of any age claims, the Employee has up to twenty-one (21) calendar days within which to consider this Agreement but acknowledges that in consideration of the above obligations of the Employer as set out above and in consideration of a termination date that allows them to vest in certain equity they would not otherwise vest in Employee waives this 21 day period; - For purposes of the age claim only, the Employee has seven (7) calendar days following Employee’s execution of this Agreement to revoke the Agreement; - This Agreement shall not be effective until the revocation period has expired; - Nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law; and - In order to revoke this Agreement, Employee must deliver to the Veeva General Counsel’s attention at the following address a written revocation before 12:00 p.m. (midnight) p.s.t. on the seventh calendar day following the date Employee signs this Agreement: Attention: General Counsel, Veeva Systems Inc., 4280 Hacienda Drive, Pleasanton, CA 94588. Other Agreement(s). This Agreement does not supersede or replace the obligations set forth in any other agreements you have entered into with Company, including Employee’s continuing obligation of confidentiality. Effective Date. This Agreement is effective after it has been signed by both parties (the “Effective Date”). Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that: - They have read this Agreement; - They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice; - They understand the terms and consequences of this Agreement and of the releases it contains; and - They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below. Dated: April 4, 2024 By: /s/ Brent Bowman Brent Bowman, AN INDIVIDUAL Dated: April 4, 2024 By: /s/ Josh Faddis Josh Faddis, General Counsel, Veeva Systems Inc.